Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,081,839
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,744,623
Dividend Income	12,630
Interest Income	2,609
ETF Transaction Fees	1,400
Total Income (Loss)	$9,843,101

Expenses
General Partner Management Fees	$52,675
Professional Fees	15,688
Brokerage Commissions	6,186
Directors' Fees and insurance	2,338
NYMEX License Fee	1,317
Total Expenses	$78,204
Net Income (Loss)	$9,764,897

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/22	$111,796,995
Additions (100,000 Shares)	6,139,626
Withdrawals (250,000 Shares)	(14,118,508)
Net Income (Loss)	9,764,897

Net Asset Value End of Month	$113,583,010
Net Asset Value Per Share (1,850,000 Shares)	$61.40

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596